UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Cameron Strang resigned from the Board of Directors (the “Board”) of Warner Music Group Corp. (the “Company”) effective October 1, 2017.

The Board was increased in size to thirteen (13) directors and Max Lousada and Jon Platt were elected by the Company’s stockholders, effective October 1, 2017, to fill the vacancy on the Board resulting from such increase and the vacancy resulting from Mr. Strang’s resignation. The new directors will hold office until the next annual general meeting of shareholders or until removed from office in accordance with the Company’s bylaws. There was no arrangement or understanding between Max Lousada or Jon Platt and any other person pursuant to which either of them were selected as directors.

Jon Platt, age 51, has served as Chairman and CEO of Warner/Chappell Music since May 2016. Mr. Platt served as CEO of Warner/Chappell Music from November 1, 2015 through May 2016. Mr. Platt joined Warner/Chappell in September 2012 as President, Creative—North America and was promoted to President, North America in December 2013. During his tenure, he has overseen the strengthening of Warner/Chappell’s A&R activities, while expanding opportunities for the company’s diverse roster of songwriters. Among his notable achievements, Mr. Platt received the SESAC “Visionary Award” this past May, was listed on the 2015 Billboard Power 100 list, and was lauded as BRE Magazine’s “Man of the Year.” Before joining Warner/Chappell, Mr. Platt spent 17 years at EMI, where artists/songwriters he signed at the outset of their careers included JAY Z, Kanye West, Usher, Drake, Ludacris, Mary Mary, Young Jeezy, Fabolous and Snoop Dogg. Mr. Platt also signed Beyoncé and negotiated deals for Pharrell Williams and Sean “Puffy” Combs. Mr. Platt has also served as Vice Chairman of the Board of Directors for the MusiCares Foundation, and sits on the Board of the Living Legends Foundation. Mr. Platt was the first music publisher to be featured in Source magazine’s annual Power 30 issue, and was named 2011 Music Visionary of the Year by the UJA-Federation of New York. Mr. Platt has also consulted for EMI Records, LaFace Records, Island Records and Atlantic Records. Mr. Platt began his career in the music business as a DJ in his native Denver, before moving to Los Angeles to manage producers.

Max Lousada, age 44, became CEO, Recorded Music, Warner Music Group, as of October 1, 2017. He will oversee all of the Company’s global recorded music operations, including Atlantic, Warner Bros., Parlophone, Warner Music Nashville, Global Catalog/Rhino and Warner Classics, as well as the Company’s international Recorded Music affiliates and WMG’s Artist & Label Services divisions, WEA and ADA. Mr. Lousada was, for the previous four years, the Chairman & CEO of Warner Music UK, where he was responsible for overseeing the Company’s UK family of labels and imprints, including Atlantic Records, Asylum, East West, FFRR, Nonesuch, One More Tune, Parlophone, Reprise, Roadrunner, Rhino and Warner Bros Records, as well as the UK arm of ADA and WMG’s Artist & Label Services division. Mr. Lousada previously headed up Atlantic Records UK for nine years, during which time he built an award-winning team and a strong roster of artists, including: Ed Sheeran, Paolo Nutini, James Blunt, Rudimental, Plan B, Lykke Li, Rumer, Marina and the Diamonds and Birdy. Mr. Lousada also presided over the UK success of Atlantic’s international roster including acts such as Bruno Mars, fun., Paramore, Death Cab For Cutie, Jason Mraz and Janelle Monáe. Prior to his tenure at Atlantic UK, Mr. Lousada was head of A&R at Mushroom Records where he signed ambient dance act Zero 7 and played a key role in the development of their 2001 debut album “Simple Things.” Mr. Lousada was also involved in the careers of Mushroom acts such as Muse, Ash and Garbage. From 2014 to 2016, Mr. Lousada served as Chairman of the BRITs Committee, responsible for the creative direction of the show, management of the Award categories, artist line up, Voting Academy and the digital and media strategy.

The Company believes the new directors’ various experiences in the entertainment industry, advising and managing companies, among other qualifications described above, give them the qualifications and skills to serve as directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

Both of the new directors will be entitled to reimbursement of their fees and expenses, including fees incurred in connection with travel to meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 2, 2017

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